       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1997

                      Registration Statement No. ______________

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                       FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                     HACH COMPANY
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         Delaware                                   42-0704420
  (STATE OF INCORPORATION)             (I.R.S. EMPLOYER IDENTIFICATION NO.)


5600 Lindbergh Drive, Loveland, Colorado              80537
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)

                         HACH COMPANY 1983 STOCK OPTION PLAN
                         HACH COMPANY 1993 STOCK OPTION PLAN
                              (FULL TITLE OF THE PLANS)

                                    Gary R. Dreher
                      Vice President and Chief Financial Officer
                                     Hach Company
                                 5600 Lindbergh Drive
                               Loveland, Colorado 80537
                       (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                    (970) 669-3050
            (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------


            Title                      Proposed   Proposed
             of                        Maximum    Maximum         Amount
         Securities          Amount    Offering   Aggregate         of
            to be            To Be     Price Per  Offering      Registration
         Registered        Registered  Share (1)  Price (1)         Fee
         ----------        ----------  ---------  ---------     ------------

    Class A Common Stock     726,250   $9.6875   $7,035,547     $2,132
    $1.00 Par Value Per
    Share

(1) Estimated solely for purposes of calculating the registration fee and based on average of the high and low prices as reported by the NASDAQ National Market System on November 3, 1997.

    PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The Company hereby incorporates by reference into this registration statement the following documents filed with the Securities and Exchange Commission (the "Commission") (File Number 0-3947):

    (a) The Company's Annual Report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") for the fiscal year ended April 30, 1997;

    (b) All other reports filed pursuant to Section 13(a) or 15(b) of the Exchange Act since the end of the fiscal year covered by the Company's fiscal year ended April 30, 1997; and

    (c) The description of the Company's Class A Common Stock as contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act on September 10, 1997, including any amendment or report filed for the purpose of updating such description.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Legal matters in connection with the securities offered hereby were passed upon by McBride Baker & Coles, Chicago, Illinois. Lawyers in the firm other than Robert O. Case participating in such matters do not beneficially own shares of the Company's common stock. Mr. Case, Secretary and General Counsel of the Company and Of Counsel to the firm beneficially owns 33,940 shares of the Company's Common Stock and 33,940 shares of the Company's Class A Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company is subject to the Delaware General Corporation Law ("DGCL"). Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not


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

opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    SubSection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145 of DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. The bylaws of the Registrant provides, in substance that the Registrant will indemnify its directors and officers to the full extent permitted by Section 145 of the DGCL.

    Also, as permitted by the DGCL, Article 13 of the Registrant's Restated Certificate of Incorporation eliminates the personal liability of each director of the Registrant to the Registrant or its stockholders for monetary damages arising out of or resulting from any breach of his fiduciary duty as a director, except where such director (i) breached his duty of loyalty to the Registrant or its stockholders, (ii) failed to act in good faith or engaged in intentional misconduct or a knowing violation of the law, (iii) violated Section 174 of the DGCL or (iv) obtained an improper personal benefit.

    The Registrant maintains policies insuring its and its subsidiaries officers and directors against certain liabilities for actions taken in such capacities including, subject to certain exemptions, liabilities under the Securities Act of 1933, as amended.

    As permitted by Delaware law, the Company's Certificate of Incorporation contains a provision limiting its directors' liability to the Company or its stockholders for monetary damages. This provision provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for a breach of the director's duty of loyalty (for example, in a situation involving a conflict of interest); (ii) for actions or omissions in bad faith or involving intentional misconduct or a knowing violation of law; (iii) for certain improper dividend transactions under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction where a director derives an improper personal benefit. This provision would not apply to limit the liability of a director for activities performed as an officer of the Company and, since applicable by its terms only to monetary damage recoveries, would not limit the ability of the Company or its stockholders to obtain injunctive or other non-pecuniary relief against any or all of the directors of the Company. A provision of this type can be expected to limit the ability of the Company or its stockholders to recover damages in the event a director is negligent in the performance of his or her duties unless such negligence involves any of the above-described four circumstances.

    In addition to such other rights of indemnification as they may have as directors, each of the Hach Company 1983 Stock Option Plan and the Hach Company 1993 Stock Option Plan (the "Plans") provides that the members of the committee which administers the Plan shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding.

ITEM 8.  EXHIBITS

    Exhibit Number      Description
    --------------      -----------

    4(a) Restated Certificate of Incorporation of the Registrant (as amended to date) (hereby incorporated by reference to Exhibit (3)a. to the Registrant's Annual Report on Form 10-K for the year ended April 30, 1993, Commission File No. 0-3947)

    4(b) Certificate of Amendment to Article Fourth of the Restated Certificate of Incorporation of the Registrant as filed with the Delaware Surety of State on September 10, 1997 (hereby incorporated by reference to Exhibit
                        1.2 to the Company's Registration Statement on Form 8-A, Commission File No. 0-3947, as filed with the Commission on September 10, 1997).

    4(c) By-laws of the Registrant as amended (incorporated by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the year April 30, 1996, Commission File No. 0-3947)

    5                   Opinion of Counsel regarding Legality

    23(a) Consent of Counsel (contained in the opinion filed as Exhibit 5 to this Registration Statement)

    23(b)               Independent Accountant's Consent

    24 Power of Attorney (included on the signature page of this Registration Statement)

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ITEM 9.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement, or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement;

    (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

    (4) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is again public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Loveland, State of Colorado, on this 4th day of November, 1997.


                             HACH COMPANY


                             By /s/ Kathryn Hach-Darrow
                               -----------------------------------------
                               Kathryn Hach-Darrow, Chairman and
                               Chief Executive Officer



                           POWER OF ATTORNEY AND SIGNATURES


    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, in his or her capacity as an officer and/or director (as set forth below) of Hach Company, a Delaware corporation (the "Corporation"), which is about to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 a Registration Statement on Form S-8, for shares of Class A Common Stock of the Corporation or other interests under the Hach Company 1983 Stock Option Plan and the Hach Company 1993 Stock Option Plan (the "Plans"), hereby constitutes and appoints Kathryn Hach-Darrow, Bruce J. Hach and Robert O. Case, and each of them, each with the full power of substitution and re-substitution, as his or her true and lawful attorney-in-fact and agent, with full power to act for the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign, or cause to be signed electronically, said Registration Statement and any and all amendments to the aforementioned Registration Statement and to file said Registration Statement and amendments thereto so signed with all exhibits thereto, as well as to prepare, execute and file any and all other documents in connection with such Plans with the SEC, all state securities authorities under the blue sky and securities laws of the States of the United States of America, and The NASDAQ Stock Market, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

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    Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                          Title                    Date
    ---------                          -----                    ----


/s/ Kathryn Hach-Darrow      Chairman, Chief Executive     November 4, 1997
-------------------------    Officer, Director
Kathryn Hach-Darrow


/s/ Bruce J. Hach            President, Chief Operating    November 4, 1997
-------------------------    Officer, Director
Bruce J. Hach


/s/ Gary R. Dreher           Vice President and            November 4, 1997
-------------------------    Chief Financial Officer, Director
Gary R. Dreher

/s/ Linda O. Doty            Director                      November 4, 1997
-------------------------
Linda O. Doty


/s/ John N. McConnell        Director                      November 4, 1997
-------------------------
John N. McConnell


/s/ Joseph V. Schwan         Director                      November 4, 1997
-------------------------
Joseph V. Schwan


/s/ Fred W. Wenninger        Director                      November 4, 1997
-------------------------
Fred W. Wenninger


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                   EXHIBIT INDEX


Exhibit Number     Description                                             Page
--------------     -----------                                             ----

4(a)               Restated Certificate of Incorporation
                   of the Registrant (as amended to date)
                   (hereby incorporated by reference to
                   Exhibit (3)a. to the Registrant's
                   Annual Report on Form 10-K for the
                   year ended April 30, 1993,
                   Commission File No. 0-3947)

4(b)               Certificate of Amendment to Article
                   Fourth of the Restated Certificate of
                   Incorporation of the Registrant as filed with the Delaware Surety of State on September 10, 1997 (hereby incorporated by reference to Exhibit 1.2 to the Company's Registration Statement in Form 8-A, Commission File No. 0-3947, as filed with the Commission on September 10, 1997).

4(c) By-laws of the Registrant as amended (incorporated by reference to Exhibit 3(b). to the Registrant's Annual Report on Form 10-K for the year April 30, 1997, Commission
                   File No. 0-3947)

5                  Opinion of Counsel regarding Legality

23(a)              Consent of Counsel (contained in the
                   opinion filed as Exhibit 5 to this
                   Registration Statement)

23(b)              Independent Accountant's Consent

24                 Power of Attorney (included on the
                   signature page of this Registration
                   Statement)


                                          9